                                                                   EXHIBIT 10.15



                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


                                     BETWEEN


                            SEQUANA THERAPEUTICS, INC.

                             SEQUANA MERGER SUB, INC.


                                 NEMAPHARM, INC.


                             AND THE SHAREHOLDERS OF


                                 NEMAPHARM, INC.




                                 July 19, 1996

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----

ARTICLE I    THE MERGER.........................................................     -1-

         1.1      The Merger....................................................     -1-
         1.2      Effective Time................................................     -2-
         1.3      Effects of the Merger.........................................     -2-
         1.4      Conversion of NemaPharm Stock and Merger Sub Stock............     -2-
         1.5      Options.......................................................     -3-
         1.6      Articles of Organization and Bylaws...........................     -4-
         1.7      Directors and Officers of the Surviving Corporation...........     -4-
         1.8      Closing.......................................................     -4-
         1.9      Tax-Free Reorganization.......................................     -4-

ARTICLE II   EXCHANGE OF STOCK; EXCHANGE OF CERTIFICATES........................     -4-

         2.1      Exchange of Certificates......................................     -4-
         2.2      Taking of Necessary Action; Further Action....................     -4-

ARTICLE III  REPRESENTATIONS AND WARRANTIES.....................................     -5-

         3.1      Representations and Warranties of NemaPharm...................     -5-
         3.2      Representations and Warranties of Sequana and Merger Sub......     -9-

ARTICLE IV   CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL
         AGREEMENTS.............................................................    -10-

         4.1      Conduct of Business...........................................    -10-
         4.2      Access to Information.........................................    -12-
         4.3      Tax Matters...................................................    -12-
         4.4      Fairness Hearing and Permit...................................    -12-
         4.5      Breach of Representations and Warranties......................    -13-
         4.6      Consents......................................................    -13-
         4.7      Best Efforts..................................................    -13-
         4.8      NemaPharm Employees...........................................    -14-
         4.9      Scientific Advisory Board.....................................    -14-
         4.10     Academic Collaborations and Research Programs.................    -14-
         4.11     Expenses......................................................    -14-
         4.12     Public Announcements..........................................    -14-
         4.13     Confidentiality...............................................    -14-
         4.14     "No-Shop" Agreement...........................................    -15-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                    PAGE
                                                                                    ----

ARTICLE V    CONDITIONS PRECEDENT...............................................    -16-

         5.1      Conditions to Each Party's Obligation to Effect the Merger....    -16-
         5.2      Conditions of Obligations of NemaPharm and the Shareholders...    -17-
         5.3      Conditions of Obligation of Sequana...........................    -17-

ARTICLE VI   TERMINATION........................................................    -18-

         6.1      Termination...................................................    -18-

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
         INDEMNIFICATION PROVISION..............................................    -19-

         7.1      Survival of Representations and Warranties....................    -19-
         7.2      Establishment of Escrow.......................................    -19-
         7.3      General Indemnification.......................................    -19-
         7.4      Limitations...................................................    -20-
         7.5      Appointment of Representative.................................    -20-
         7.6      Control of Actions and Proceedings............................    -21-

ARTICLE VIII GENERAL PROVISIONS.................................................    -21-

         8.1      Amendment.....................................................    -21-
         8.2      Extension; Waiver.............................................    -21-
         8.3      Notices.......................................................    -22-
         8.4      Interpretation................................................    -22-
         8.5      Counterparts..................................................    -23-
         8.6      Entire Agreement..............................................    -23-
         8.7      No Transfer...................................................    -23-
         8.8      Severability..................................................    -23-
         8.9      Other Remedies................................................    -23-
         8.10     Further Assurances............................................    -23-
         8.11     Absence of Third Party Beneficiary Rights.....................    -23-
         8.12     Mutual Drafting...............................................    -23-
         8.13     Governing Law.................................................    -24-

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                           SEQUANA THERAPEUTICS, INC.,

                            SEQUANA MERGER SUB, INC.,

                                 NEMAPHARM, INC.

                             AND THE SHAREHOLDERS OF

                                 NEMAPHARM, INC.



         THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into and made effective as of July 19, 1996, by and between Sequana Therapeutics, Inc., a California corporation ("Sequana"), Sequana Merger Sub, Inc., a newly incorporated California corporation and a wholly owned subsidiary of Sequana ("Merger Sub"), NemaPharm, Inc., a Massachusetts corporation ("NemaPharm"), and the shareholders of NemaPharm listed on the signature page hereof (the "Shareholders").

         WHEREAS, the Board of Directors of Sequana and NemaPharm deem it advisable and in the best interests of their respective shareholders that NemaPharm be acquired by Sequana pursuant to the tax-free reorganization hereafter provided for in which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into NemaPharm, with NemaPharm as the surviving corporation (the "Merger");

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Massachusetts Business Corporation Law and the California General Corporation Law (the "MBCL" and the "CGCL" respectively), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge with and into NemaPharm. NemaPharm shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

         1.2 Effective Time. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") that shall be submitted for filing with the Secretary of the Commonwealth of Massachusetts and the Secretary of State of California on the Closing Date (as defined in Section 1.8 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 80 of the MBCL.

         1.4 Conversion of NemaPharm Stock and Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Sequana, Merger Sub, NemaPharm or the holder of any of the shares of common stock, $0.01 par value, of NemaPharm ("NemaPharm Common Stock") or preferred stock, $0.01 par value, of NemaPharm ("NemaPharm Preferred Stock," and, together with the NemaPharm Common Stock, "NemaPharm Stock"):

              (a) Each share of NemaPharm Stock issued and outstanding at the Effective Time shall be canceled and converted into the right to receive the Exchange Number of shares of common stock, $0.001 par value, of Sequana (the "Sequana Common Stock"). Such shares of Sequana Common Stock shall be unregistered and shall be subject to restrictions on transfer imposed by applicable federal and state securities laws but, except as provided below, shall be fully vested. Such shares of Sequana Common Stock issued to each of Carl D. Johnson, P. Yasemin van Beuzekom, Robert Horvitz, Howard Goodman, and Anthony Stretton shall be subject to vesting based upon such Shareholder's continued employment or consulting relationship with Sequana pursuant to the terms of the Restricted Stock Agreement in the form attached hereto as Exhibit A.

              (b) The aggregate number of shares of Sequana Common Stock issuable to the holders of NemaPharm Stock and NemaPharm Options (as defined in Section 1.5) pursuant to Sections 1.4(a) and 1.5 shall be the number obtained by dividing (i) (A) $4,000,000 minus (B) all liabilities of NemaPharm as of the Closing Date (excluding principal and interest on the $50,000 Promissory Note payable by NemaPharm and up to $25,000 in legal and other expenses related to the Merger to be paid by Sequana as set forth in Section 4.11 hereof (the "Excluded Liabilities")) by (ii) $20.183 (which is the average of the closing sale prices of Sequana Common Stock, as reported by the Nasdaq National Market for the thirty (30) trading days ending April 30, 1996 (the "Exchange Price")) and rounding up or down to the nearest whole share. Such shares of Sequana Common Stock shall be allocated among the holders of NemaPharm Stock and NemaPharm Options as of the Effective Time as follows:

                    (i) The number of shares of Sequana Common Stock equal to $286,224.36, divided by $20.183 shall first be allocated to the holders of NemaPharm Preferred Stock pro rata according to their respective ownership of NemaPharm Preferred Stock.

                    (ii) The remaining shares of Sequana Common Stock issuable hereunder shall be allocated among all holders of NemaPharm Stock and NemaPharm Options pro rata according to their respective holdings of NemaPharm Common Stock, for which purpose (A) holders of NemaPharm Preferred Stock shall be deemed to have converted their shares into NemaPharm

         Common Stock, (B) holders of NemaPharm Options shall be deemed to hold the shares of NemaPharm Common Stock issuable upon exercise thereof, and (C) resulting fractional shares shall be rounded to the nearest whole share.

                    (iii) Shares of Sequana Common Stock allocable under clause
         (ii) with respect to NemaPharm Options will be issued only upon exercise of the Sequana Options substituted for such NemaPharm Options pursuant to Section 1.5.

              (c) Shares of Sequana Common Stock and an option certificate for a pro rata number of New Option Shares (as defined in section 1.5(a)) representing in the aggregate ten percent of the aggregate number of shares of Sequana Common Stock to be issued to the Shareholders under Sections 1.4 and 1.5 shall be delivered by Sequana to Palmer & Dodge LLP as escrow agent pursuant to terms of the Escrow Agreement attached hereto as Exhibit B to be held in escrow pursuant thereto to satisfy potential indemnification obligations of NemaPharm and the Shareholders as set forth in Article VII hereof.

              (d) At and after the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately before the Effective Time shall become and be converted into one share of common stock of the Surviving Corporation.

         1.5 Options. (a) Each option granted by NemaPharm to purchase shares of NemaPharm Stock that is outstanding and unexercised immediately before the Effective Time shall thereupon cease to represent a right to acquire shares of NemaPharm Stock and shall be converted automatically into an option to purchase shares of Sequana Common Stock, which will be covered by a Form S-8 Registration Statement, in an amount and at an exercise price determined as follows:

                    (i) The number of shares of Sequana Common Stock to be subject to the new option (the "New Option Shares") shall be the number of shares allocable pursuant to clause (ii) of Section 1.4(b) to the respective holder of the NemaPharm Option on account of such NemaPharm Option; and

                    (ii) The exercise price per share of Sequana Common Stock under the new option shall be equal to the exercise price per share of NemaPharm Common Stock under the respective NemaPharm Option divided by the number obtained by dividing the New Option Shares by the number of shares of NemaPharm Stock subject to the NemaPharm Option.

The adjustments provided herein shall be and are intended to be effected in a manner that is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code") as if the affected NemaPharm Options were "incentive stock options" (as defined in Section 422 of the Code). The duration and other terms of each new option shall be the same as the original option, except that all references to NemaPharm shall be deemed to be references to Sequana.

              (b) The shares of Sequana Common Stock issuable upon exercise of any such new option shall be subject to a Restricted Stock Agreement to the same extent and in the same proportions as the shares of Sequana Common Stock issuable to the respective optionholder pursuant to Section 1.4.

         1.6 Articles of Organization and Bylaws. At the Effective Time, the Articles of Organization and Bylaws of NemaPharm, as in effect at the Effective Time, shall be the Articles of Organization and Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.7 Directors and Officers of the Surviving Corporation. The sole director of the Surviving Corporation from and after the Effective Time shall, subject to the rights of Sequana as the sole stockholder, be M. Scott Salka to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation. The officers of the Surviving Corporation from and after the Effective Time shall be M. Scott Salka as President and Treasurer and P. Yasemin van Beuzekom as Clerk, each to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation.

         1.8 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article V (the "Closing Date"), at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, unless a different date or place is agreed to by the parties hereto.

         1.9 Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE II

                   EXCHANGE OF STOCK; EXCHANGE OF CERTIFICATES

         2.1  Exchange of Certificates.

              (a) Sequana to Provide Common Stock. Promptly after the Effective Time, Sequana shall make available for exchange in accordance with this Article II, through such reasonable procedures as Sequana may adopt, the shares of Common Stock of Sequana issuable pursuant to Section 1.4 in exchange for outstanding shares of capital stock of NemaPharm held by the Shareholders.

              (b) Exchange Procedures. Upon surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of NemaPharm Stock or NemaPharm Options (the "Certificates"), the holder of such Certificate shall be entitled to receive in exchange therefor a certificate for the number of shares of capital stock of Sequana or options to purchase stock, as the case may be, to which the holder of such Certificate is entitled pursuant to Section 1.4 or 1.5 hereof.

         2.2 Taking of Necessary Action; Further Action. Sequana and NemaPharm, respectively, shall take all such action as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Closing Date, any further actions are necessary or desirable to carry out the purposes of this Agreement and to vest Sequana with full right, title and possession to all assets, property, rights, privileges, powers and franchises of NemaPharm, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of NemaPharm. Except as disclosed in the schedule of exceptions attached hereto as Exhibit C (the "NemaPharm Disclosure Schedule"), NemaPharm and each of the Shareholders (provided, however, that the representations made in paragraph (w) below are made by each Shareholder with respect to the shares of NemaPharm owned by it) represents and warrants to Sequana as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically permitted under this Agreement). As used in this Agreement, "Business Condition" with respect to any corporate entity shall mean the current business, financial condition, results of operations and assets of such corporate entity.

              (a) Organization and Standing; Articles and Bylaws. NemaPharm is a corporation duly organized and existing under, and by virtue of, the laws of the Commonwealth of Massachusetts and is in good standing under such laws. NemaPharm has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. NemaPharm is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on NemaPharm's Business Condition. NemaPharm has furnished Sequana or its counsel with copies of its Articles of Organization and Bylaws. Said copies are true, correct and complete and contain all amendments through the date hereof.

              (b) Corporate Power. NemaPharm and such Shareholder each has all requisite legal and corporate power and authority to execute and deliver this Agreement and, to carry out and perform their respective obligations under the terms of this Agreement, and to consummate the transactions contemplated hereby.

              (c) Subsidiaries. NemaPharm has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, other than investments in marketable securities in the ordinary course of business.

              (d) Authorization. All corporate action on the part of NemaPharm, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, has been taken, except for approval hereof by the shareholders pursuant to the MBCL, which approval will have been obtained by the Closing Date.

              (e) Capitalization. The authorized capital stock of NemaPharm consists of 167,948 shares of Common Stock, of which 8,406 shares are issued and outstanding, and options exercisable for 12,314 shares of which are outstanding, and 32,052 shares of Preferred Stock, of which 32,052 shares are issued and outstanding. The NemaPharm Disclosure Schedule sets forth a complete and accurate list of, and the number of shares owned of record or options held by, the holders of outstanding capital stock and options of NemaPharm as of the date hereof. There is no other outstanding option, warrant or other right to purchase any of NemaPharm's authorized and unissued capital stock. All of the outstanding shares of capital stock of NemaPharm have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws.

              (f) Execution and Delivery. This Agreement has been duly executed and delivered by NemaPharm and the Shareholders. This Agreement, when duly executed and delivered by NemaPharm and the Shareholders, shall constitute valid and binding obligations of NemaPharm (subject to requisite Shareholder approval) and the Shareholders, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

              (g) Financial Statements. NemaPharm has delivered to Sequana its unaudited financial statements (balance sheet, statement of operations, shareholders' equity and cash flows) for the year ended December 31, 1995, and its unaudited financial statements (balance sheet, statement of operations and cash flows) for the period ended May 31, 1996, (collectively referred to as the "NemaPharm Financial Statements"). The NemaPharm Financial Statements are complete and correct in all material respects. The balance sheets included in the NemaPharm Financial Statements fairly present the financial condition of NemaPharm as at the dates thereof and reflect all liabilities, contingent or otherwise, of NemaPharm as at such dates, and the statements of operations included in the NemaPharm Financial Statements accurately present the operating results of NemaPharm during the periods indicated therein. Since May 31, 1996, there has not been any change in the assets, liabilities, financial condition or operations of NemaPharm from that reflected in the NemaPharm Financial Statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse. Other than liabilities incurred since May 31, 1996 in the ordinary course of business which have been disclosed in writing to Sequana prior to the Closing Date, NemaPharm has no liabilities required by generally accepted accounting principles to be disclosed in a balance sheet which are not disclosed in the NemaPharm Financial Statements. The accounting records of NemaPharm which pertain to its business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of NemaPharm's business.

              (h) Taxes. NemaPharm has accurately prepared and timely filed all income tax returns and other tax returns which are required to be filed, except where the time to file has been extended, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it.

              (i) No Breach of Statute, Decree, Order or Contract. The execution, delivery and performance of and compliance with this Agreement, (i) have not resulted and will not result in any violation of, or conflict with, or constitute a default under, (A) NemaPharm's Articles of Organization or Bylaws, (B) any judgment, decree or order to which NemaPharm is a party or by which it is bound, (C) any statute, rule or governmental regulation applicable to it, or (D) any of its agreements, or (ii) have not resulted and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of NemaPharm.

              (j) Litigation, etc. There is no action, suit, proceeding or investigation pending against NemaPharm or its properties before any court or governmental agency (nor, to NemaPharm's knowledge, is there any reasonable basis therefor or threat thereof).

              (k) Employees. No employee of NemaPharm is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with NemaPharm or any other party because of the nature of the business conducted by NemaPharm. All employees of NemaPharm whose employment responsibility requires access to confidential or proprietary information of NemaPharm have executed and delivered the Confidential Information and Invention Assignment Agreement substantially in the form previously delivered to Sequana, and all such agreements are in full force and effect, enforceable in accordance with their terms. NemaPharm is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. NemaPharm has not experienced any attempt by organized labor or its representatives to make NemaPharm conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of NemaPharm. There is no labor strike or labor disturbance pending or threatened against NemaPharm nor is any grievance currently being asserted, and NemaPharm has not experienced a work stoppage or other labor difficulty.

              (l) Patents and Trademarks. Set forth on the NemaPharm Disclosure
Schedule is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by NemaPharm. NemaPharm owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing necessary for the conduct of NemaPharm's business as presently conducted and as proposed by NemaPharm to be conducted. There is no pending or threatened claim against NemaPharm alleging that the operation of NemaPharm's business as presently conducted and as proposed to be conducted infringes or conflicts with the rights of others under patents, trademarks, service marks, copyrights or trade secrets. NemaPharm's business as presently conducted and as proposed to be conducted will not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. NemaPharm is not aware that any employee of NemaPharm is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of NemaPharm or would conflict with NemaPharm's business as presently conducted and as proposed to be conducted. No prior employer of any employee of NemaPharm has any right to or interest in any invention, improvement, discovery or other information assigned to NemaPharm by such employee pursuant to the Confidential Information and Invention

Assignment Agreement (in the form previously provided to Sequana) executed by such employee, or otherwise so assigned.

              (m) Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of NemaPharm or the Shareholders is required in connection with the valid execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or thereby, except such consents, approvals, authorizations, designations, declarations and filings which, if not obtained or made, would not have a material adverse affect on the Business Condition of NemaPharm.

              (n) Brokers or Finders; Other Offers. Except as set forth herein, NemaPharm has not incurred, and will not incur, directly or indirectly, as a result of any action taken by NemaPharm, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby and thereby.

              (o) Insurance. NemaPharm maintains the valid policies of workers' compensation insurance and other insurance with respect to its properties and business set forth on the NemaPharm Disclosure Schedule.

              (p) Material Contracts and Obligations. The NemaPharm Disclosure Schedule sets forth a list of all material agreements of any nature to which NemaPharm is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by NemaPharm in excess of $10,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (iii) any license or similar agreement granting any third party the right to utilize any intellectual property right of NemaPharm or granting NemaPharm the right to utilize any intellectual property right of any third party, (iv) leases or subleases of real property, and (v) any agreement to which any shareholder, officer or director of NemaPharm, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended), is presently a party, including without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity. NemaPharm has delivered to Sequana copies of such agreements. All of such agreements and contracts are valid, binding and in full force and effect. NemaPharm is not, nor, to NemaPharm's knowledge, is any other party thereto, in breach of any provision of, or is in default in any respect under the terms of, any such agreement or contract.

              (q) FDA Approval. No consent, approval or authorization of, or designation, declaration or filing with the FDA or any other governmental authority on the part of NemaPharm is required in connection with the operation of NemaPharm's business as presently conducted and as proposed to be conducted.

              (r) Title to Properties and Assets. NemaPharm has good and marketable title to all of its properties and assets, in each case subject to no mortgage, pledge, lien, lease, security interest, encumbrance or charge, other than (i) the liens of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or impair the operations of NemaPharm, and which have not arisen otherwise than in the ordinary course of business.

              (s) Regulatory Approvals. NemaPharm has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from all governmental regulatory officials and bodies to own, lease or sell its properties and products and to conduct its business as presently conducted.

              (t) Restrictions on the Conduct of the Business. NemaPharm is not restricted from conducting business in any location by agreement or court decree where such restriction would have a material adverse effect on the Business Condition of NemaPharm.

              (u) Powers of Attorney. NemaPharm has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever related to its business.

              (v) Employee Benefit Plans. NemaPharm does not maintain, contribute to or have any liability with respect to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              (w) Title of Shares. Each Shareholder has good marketable title to the shares of capital stock of NemaPharm held by such Shareholder. Such shares are not subject to any adverse right or restriction, and such shares are held free and clear of any liens, claims, and encumbrances such that Sequana shall receive all right, title, and interest to such shares, free and clear of any liens, claims, or encumbrances of any type whatsoever.

         3.2 Representations and Warranties of Sequana and Merger Sub. Each of Sequana and Merger Sub represents and warrants to NemaPharm and the Shareholders as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically permitted under this Agreement):

              (a) Organization and Standing. Each of Sequana and Merger Sub is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. Sequana has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Sequana is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse affect on Sequana's Business Condition.

              (b) Corporate Power. Each of Sequana and Merger Sub has all requisite legal and corporate power and authority to execute and deliver this Agreement, to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

              (c) Authorization. All corporate action on the part of each of Sequana and Merger Sub, and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, has been taken.

              (d) Execution and Delivery. This Agreement has been duly executed and delivered by each of Sequana and Merger Sub. This Agreement, when duly executed and delivered by Sequana and Merger Sub, shall constitute valid and binding obligations of Sequana and Merger Sub, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

              (e) SEC Reports. Sequana has previously delivered to NemaPharm (i) Sequana's annual report on Form 10-K for the period ending December 31, 1995,
(ii) Sequana's annual report to shareholders for 1995, (iii) Sequana's quarterly report on Form 10-Q for the quarter ended March 31, 1996, and (iv) all other periodic and current reports filed by Sequana with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1995. As of their respective dates, such reports complied in all material respects with the requirements of applicable law and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Sequana has timely filed with the SEC all reports required to be filed under Sections 13, 14 and 15(d) of the Exchange Act since the registration of the Sequana Common Stock under Section 12(g) of the Exchange Act.

              (f) No Material Adverse Change. Since March 31, 1996, except as described in the Exchange Act reports referred to in Subsection 3.2(e) or as otherwise publicly disclosed or disclosed to NemaPharm, there has not been any material adverse change in Sequana's Business Condition.


                                   ARTICLE IV

                   CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
                           TIME; ADDITIONAL AGREEMENTS

         4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, NemaPharm shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationship with customers, suppliers, distributors, licensors, licensees and others having business dealings with NemaPharm, to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date. NemaPharm shall promptly notify Sequana of any event or occurrence or emergency not in the ordinary course of business, and any event which would be reasonably likely to have a material and adverse effect on the Business Condition of

NemaPharm. Except as expressly contemplated by this Agreement or the Disclosure Schedule, NemaPharm shall not without the prior written consent of Sequana:

              (a) Except as may be required by any plans or options currently in effect, accelerate, amend or change the period of exercisability of options, restricted stock or warrants, or authorize cash payments in exchange for any outstanding options;

              (b) Enter into any material commitment or transaction other than transactions in the ordinary course of business consistent with past practices;

              (c) Grant any severance or termination pay to any officer, director or employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the NemaPharm Disclosure Schedule;

              (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service;

              (e) Issue (other than pursuant to the exercise of options outstanding as of the date hereof), deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

              (f) Cause or permit any amendments to its Articles or Bylaws;

              (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of NemaPharm;

              (h) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Business Condition of NemaPharm;

              (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of any other party;

              (j) Enter into new employment agreements or modify existing employment agreements; increase the salaries or wage rates of its employees other than pursuant to regularly scheduled employee reviews, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with such party's past practices;

              (k) Pay, discharge or satisfy in an amount in excess of $10,000 any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the NemaPharm Financial Statements or incurred since May 31, 1996 in the ordinary course of business which are set forth in the NemaPharm Disclosure Schedule; or

              (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(k) above, or any action which would make any of the representations or warranties or covenants of such party contained in this Agreement materially untrue or incorrect.

         4.2 Access to Information. NemaPharm shall afford Sequana and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing Date to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel as Sequana may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         4.3 Tax Matters. NemaPharm and Sequana acknowledge that each intends the Merger to be a tax-free reorganization under Section 368(a) of the Code and that each has consulted with and relied upon its own professional tax advisors. Neither Sequana nor NemaPharm will take any action or fail to take any action or adopt any position on any tax return, information statement or other disclosure document that is inconsistent with the treatment of the Merger as a tax-free reorganization.

         4.4 Fairness Hearing and Permit. Sequana, with the assistance and cooperation of the NemaPharm, will as soon as practicable prepare and file with the California Commissioner of Corporations (the "Commissioner") a permit application with respect to the Merger and the issuance of the shares of Sequana Common Stock in connection therewith (the "Permit Application") and a request for a hearing (the "Hearing"), including the notice to be sent to shareholders of NemaPharm concerning the hearing (the "Hearing Notice"), to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"), respectively and shall use reasonable efforts to obtain the Commissioner's approval thereof. As soon as permitted by the Commissioner, Sequana shall cause the mailing of the Hearing Notice to all holders of capital stock of NemaPharm entitled to receive such notice pursuant to the requirements of the rules of the Commissioner and the California Securities Law. NemaPharm shall furnish Sequana with such data and information concerning NemaPharm as is necessary for Sequana's preparation and filing of the Permit Application, the Hearing Request and the Hearing Notice. All documents relating to the Hearing and filed with the Commissioner shall contain all of the material required to be contained therein by the California Securities Law and the rules and regulations thereunder. If such Permit Application is not approved at or following the Hearing, following the Closing Date Sequana will, promptly after receiving a written request from former NemaPharm stockholders for registration of shares of Sequana Common Stock having an aggregate market value at the time of such request of not less than $1,000,000, use its best efforts to register such shares for resale on Form S-3 (if such Form is then available for use by Sequana for such purpose) under SEC Rule 415; provided that:

              (i) Sequana may defer the filing or effectiveness of the registration statement for up to 60 days from the date of the stockholders' request by written notice to the stockholders stating Sequana's good faith belief that such filing or effectiveness would be detrimental to Sequana;

              (ii) the selling stockholder(s) shall refrain from selling shares pursuant to the registration statement (A) for 60 days after Sequana's written notice to the selling stockholders that, as the result of any event, the prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or to make the statements not misleading, or (B) during the pendency of any stop order with respect to such registration statement;

              (iii) the selling stockholders will pay all SEC and/or blue sky registration and filing fees, costs of reproducing the prospectus, broker fees or discounts, their own counsel fees, and reasonable accountant and counsel fees of Sequana, but will not be responsible for any other fees or expenses of Sequana; and

              (iv) Sequana shall not be obligated to undertake more than one such registration.

         In such event, at the Closing, the parties will execute a registration rights agreement containing the foregoing provisions and customary provisions for indemnification of the selling stockholders and Sequana.

         4.5 Breach of Representations and Warranties. Each of Sequana, NemaPharm, Merger Sub and the Shareholders shall not take any action which would cause or constitute a breach of any of their respective representations and warranties set forth in this Agreement or which would cause any of such representations and warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, each party shall give detailed notice thereof to the other and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

         4.6 Consents. Sequana and NemaPharm shall each promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including, in NemaPharm's case, approval of its shareholders required by the MBCL.

         4.7 Best Efforts. Sequana, NemaPharm, and the Shareholders shall each use their best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. It is the intention of Sequana, NemaPharm and the Shareholders to fulfill all such conditions and to effect the Merger prior to September 30, 1996.

         4.8 NemaPharm Employees. Following the Closing Date, Sequana will offer to employees of NemaPharm salary compensation, health and life insurance, and participation in 401(k) Plan, Employee Stock Purchase Plan and Incentive Stock Option Plan comparable to similar level Sequana employees. Sequana will in its discretion either (i) merge NemaPharm's profit sharing plan into an appropriate plan, (ii) maintain NemaPharm's profit sharing plan as a standalone plan of the Surviving Corporation, or (iii) require NemaPharm to terminate NemaPharm's profit sharing plan prior to the Closing Date, provided that if such plan is terminated, Sequana will otherwise offer substantially similar benefits to NemaPharm employees.

         4.9 Scientific Advisory Board. Following the Closing Date, Dr. Robert Horvitz (and other NemaPharm advisors, as Sequana considers appropriate) will be invited to join Sequana's Scientific Advisory Board on terms to be negotiated separately between Dr. Horvitz and Sequana, including incentive stock compensation. Following the Closing Date, Sequana will establish a separate functional genetics scientific advisory board and invite Dr. Horvitz, Dr. Goodman, Dr. Housman and one or two further members expert in the fields of functional genetics to join such advisory board.

         4.10 Academic Collaborations and Research Programs. Sequana expects to continue NemaPharm's existing academic collaborations subject to a full scientific evaluation to be conducted by Sequana as soon as practicable after the Closing Date. Following the Closing Date, Sequana will support the continuation and development of NemaPharm's nematode genetics research activities at an appropriate level based on a growth plan to be agreed by the parties. Sequana intends to increase the staff working in the area of nematode genetic research and development to a minimum of 10 employees within 12 months of the Closing Date, and anticipates increasing this level to approximately 15 and 20 employees in second and third year following the Closing Date, respectively.

         4.11 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that Sequana shall pay the legal fees and other expenses incurred by NemaPharm in connection with this transaction in the event either that the Merger is consummated or that the Merger is not consummated as a result of the breach of this Agreement by Sequana, up to a maximum of $25,000, with any such expenses in excess of $25,000 to be paid directly by NemaPharm or the Shareholders prior to the Closing Date.

         4.12 Public Announcements. Sequana and NemaPharm shall cooperate with each other prior to releasing information concerning this Agreement or the transactions contemplated hereby, shall furnish to the other drafts of all press releases or other public announcements related to the foregoing prior to publication and shall obtain the consent of the other prior to the issuance of press releases or the release of other public announcements.

         4.13 Confidentiality. Each party agrees that the Confidentiality Agreements dated March 20, 1996 and April 15, 1996 by and between Sequana and NemaPharm shall remain in full force and effect at all times prior to the Closing and each party agrees to comply with the terms thereof. No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of any other party hereto, designated orally or in writing as "confidential" or "proprietary"

(or in like words), including, but not limited to, systems, processes, formulae, data, functional specifications, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (hereinafter referred to as "Evaluation Material"), except to a party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purpose of the transactions contemplated by this Agreement and who shall agree to be bound by the terms of this Section 4.13. Each party agrees to take all reasonable precautions to safeguard the confidentiality of the other party's Evaluation Material and to exercise the same degree of care with respect to such Evaluation Material that such party exercises with respect to its own confidential information. No party shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material. In addition, all such Evaluation Material shall be used solely for the purpose of the investigation contemplated by this Section 4.13 and shall not be used for any other purpose, including any use which would be to the detriment of any other party, nor shall such information be used in competition with any other party. The restrictions on disclosure of information contained in this Section
4.13 do not extend to any item of information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party;
(c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 4.13; or (d) is disclosed to third parties outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material with a letter confirming that all copies, abstracts and summaries of the Evaluation Material have been destroyed. In the event that any party hereto becomes legally required to disclose another party's Evaluation Material, it shall provide such other party with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this
Section 4.13 with respect to the Evaluation Material subject to such requirement, such party agrees to furnish only that portion of the Evaluation Material which it is legally required to furnish and, where appropriate, to use its best efforts to obtain assurances that such Evaluation Material will be accorded confidential treatment.

         4.14 "No-Shop" Agreement. Until the date which is two months after the date of this Agreement or the earlier termination of this Agreement, or such other date as may be agreed to by the parties, (i) NemaPharm agrees to keep Sequana fully informed as to the status of NemaPharm's negotiations with IDUN Pharmaceuticals, Inc. ("IDUN"), and Glaxo Wellcome, Inc. ("Glaxo"), and not to conclude such negotiations without Sequana's prior approval, and (ii) NemaPharm will not negotiate or discuss with any other party any collaboration (other than with IDUN or Glaxo as described above or with Genetics Institute as disclosed to Sequana), Merger of NemaPharm or any of its assets, or any funding or financing arrangement of NemaPharm.

         4.15 NemaPharm Facility. Sequana agrees that, promptly after the execution of this Agreement, it shall guarantee (on terms acceptable to Sequana) and indemnify NemaPharm with respect to NemaPharm's lease of the Forest City facility agreed to by the parties or, if that is not available on terms reasonably satisfactory to Sequana, an alternate facility appropriate for the conduct of

NemaPharm's business (as reasonably determined by Sequana), and shall relocate NemaPharm's operations to such new facility. Sequana shall bear the cost of such relocation and of all build-out and licenses necessary to conduct NemaPharm's operations in the new facility. NemaPharm shall thereafter be entitled to the exclusive occupation and use of such facility without any obligation therefore to Sequana or the owner of such facility (except for such research activities as may be agreed in a separate agreement between NemaPharm and Sequana). In the event this Agreement is terminated before the Closing, NemaPharm agrees to vacate such facility (at its own expense) within thirty (30) days after such termination and shall be responsible to Sequana for any damage to such facility caused by NemaPharm beyond ordinary wear and tear, but neither NemaPharm nor any Shareholder shall have any other or further liability or obligation to Sequana with respect to such facility other than in the event NemaPharm does not vacate such facility within said thirty day period.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

              (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

              (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any governmental entity and remain in effect, and no litigation or proceeding seeking the issuance of such an order or injunction, or seeking the imposition against Sequana or NemaPharm of substantial damages if the Merger is consummated, shall be pending. In the event that any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

              (c) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal, (ii) prohibit Sequana's ownership or operation of all or a material portion of the business or assets of NemaPharm, or compel Sequana to dispose of or hold separate all or a material portion of the business or assets of NemaPharm, as a result of the Merger or (iii) render Sequana or NemaPharm unable to consummate the Merger.

              (d) Securities Laws. The issuance of Common Stock of Sequana pursuant to the Merger shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and shall have been qualified or registered (or shall be exempt from such qualification or registration) with the appropriate authorities of all states in which qualification or registration is required under state securities or blue sky laws.

              (e) Escrow Agreement. The Escrow Agreement shall have been executed by the parties thereto.

         5.2 Conditions of Obligations of NemaPharm and the Shareholders. The obligations of NemaPharm and the Shareholders to effect the Merger are subject to the satisfaction of the following conditions, unless waived by NemaPharm:

              (a) Representations and Warranties. The representations and warranties of Sequana and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement, and NemaPharm shall have received a certificate signed by the President of Sequana to such effect on the Closing Date.

              (b) Performance of Obligations of Sequana. Sequana and Merger Sub shall each have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and NemaPharm shall have received a certificate signed by the President of Sequana to such effect.

              (c) Employment and Consulting Agreements. Sequana and Carl Johnson shall have executed an employment agreement in the form of Exhibit D hereto, and Sequana and each of Robert Horvitz, Howard Goodman and Anthony Stretton shall have executed a consulting agreement reasonably acceptable to Sequana and such individual and complying with his preexisting academic and consulting commitments and in the case of Robert Horvitz, subject to subsequent review and approval by the HHMI.

              (d) Opinion of Sequana's Counsel to Buyer. NemaPharm and its shareholders shall have received an opinion dated the Closing Date of Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to Sequana and Merger Sub, in the form attached hereto as Exhibit E.

         5.3 Conditions of Obligation of Sequana. The obligation of Sequana to effect the Merger is subject to the satisfaction of the following conditions unless waived by Sequana:

              (a) Representations and Warranties. The representations and warranties of NemaPharm and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Sequana shall have received a certificate signed by the President of NemaPharm to such effect.

              (b) Performance of Obligations. NemaPharm and the Shareholders shall have performed in all material respects all obligations and covenants required to be performed by it or them under this Agreement prior to the Closing Date, and Sequana shall have received a certificate signed by the President of NemaPharm to such effect.

              (c) Employment and Consulting Agreements. Sequana and Carl Johnson shall have executed an employment agreement in the form of Exhibit D hereto, and Sequana and each of Robert

Horvitz, Howard Goodman and Anthony Stretton shall have executed a consulting agreement reasonably acceptable to Sequana and such individual and complying with his preexisting academic and consulting commitments and in the case of of Robert Horvitz, subject to subsequent review and approval by the HHMI.

              (d) Opinion of NemaPharm's Counsel. Sequana shall have received an opinion dated the Closing Date of Palmer & Dodge LLP, counsel to NemaPharm, in the form attached hereto as Exhibit F.

              (e) Consents. Sequana shall have received duly executed copies of all material third-party consents and approvals required in connection with the Merger or otherwise contemplated by this Agreement or the NemaPharm Disclosure
Schedule in form and substance reasonably satisfactory to Sequana.

              (f) Shareholder Approval. This Agreement shall have been executed by the holders of all outstanding shares of capital stock of NemaPharm.


                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date of the Merger:

              (a) by mutual agreement of Sequana and NemaPharm;

              (b) by NemaPharm, if there has been a breach by Sequana of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Sequana which is material and which Sequana fails to cure within ten days after notice thereof is given by NemaPharm (except that no cure period shall be provided for a breach by Sequana which by its nature cannot be cured);

              (c) by Sequana, if there has been a breach by NemaPharm or the Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement on the part of NemaPharm or the Shareholders which is material and which NemaPharm or the Shareholders fails to cure within ten days after notice thereof is given by Sequana (except that no cure period shall be provided for a breach by NemaPharm or the Shareholders which by its nature cannot be cured);

              (d) by NemaPharm or Sequana if the Merger shall not have been consummated on or before October 31, 1996;

              (e) by NemaPharm or Sequana if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable.

         Where action is taken to terminate this Agreement pursuant to this
Section 6.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action. In the event of the termination of this Agreement, all further obligations of the parties under this Agreement shall forthwith be terminated without further liability of any party to the other (except as provided in Section 4.11), provided that nothing herein shall relieve any party from liability for any breach of this Agreement.


                                   ARTICLE VII

                         SURVIVAL OF REPRESENTATIONS AND
                    WARRANTIES AND INDEMNIFICATION PROVISIONS


         7.1 Survival of Representations and Warranties. The representations and warranties of each of the parties contained herein shall survive the Closing, regardless of any investigation by the other parties or their agents, for the period of the Escrow Term (as defined in the Escrow Agreement); provided, however, that liability for fraudulent or intentional misrepresentations shall survive the Escrow Term for an additional two years.

         7.2 Establishment of Escrow. In order to provide protection for Sequana from and after the Closing, an Escrow shall be established on behalf of the Shareholders, which Escrow shall, subject to and to the extent provided in the Escrow Agreement, provide a fund from which claims under the indemnification provisions set forth herein shall be paid. The Escrow shall be funded, as of the Closing, with ten percent (10%) of the aggregate number of shares of Sequana Common Stock otherwise issuable to the Shareholders, as provided in Section 1.4(c) above (the "Escrow Shares").

         7.3 General Indemnification. (a) NemaPharm (as such corporation shall exist and be constituted prior to the Closing Date) and the Shareholders hereby severally and not jointly indemnify and agree to hold harmless Sequana (at and after the Closing Date) in respect of any claims, costs, demands, liabilities, losses and expenses (including, without limitation, reasonable legal and other out-of-pocket fees and expenses for investigating, defending or settling any actions or threatened actions) (all of which are referred to herein individually as a "Deficiency" and collectively as "Deficiencies") incurred or suffered by Sequana in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement made by NemaPharm or any Shareholder in this Agreement (including representations made by the other Shareholders pursuant to paragraph 3.1(w)), or in any certificate, instrument, schedule or document given by NemaPharm or any Shareholder pursuant to this Agreement or the Escrow Agreement. (Specifically excluding any representation relating to the performance of the NemaPharm Technology which may be deemed to be made pursuant to the Restricted Stock Agreements or the Employment Agreement with Carl Johnson.)

              (b) Sequana hereby indemnifies and agrees to hold harmless each holder of NemaPharm Stock outstanding immediately before the Effective Time (at and after the Closing Date) in respect of any Deficiency incurred or suffered by such holder as a result of any misrepresentation or breach of any representation, warranty, covenant or agreement made by Sequana or Merger Sub in this Agreement, or in any certificate, instrument, schedule or document given by Sequana or Merger Sub pursuant to this Agreement or the Escrow Agreement; provided, however, that the maximum aggregate amount of such indemnification which NemaPharm and the Shareholders shall be entitled to collect from Sequana shall not exceed $400,000 except in the event of any fraudulent or intentional misrepresentation or any fraudulent or intentional breach of any representation, warranty, covenant or agreement by Sequana or Merger Sub hereunder, the amount recoverable by NemaPharm and the Shareholders shall not be limited to $400,000.

         7.4  Limitations.

              (a) Sequana shall be entitled to recover under the foregoing indemnification only pursuant to the Escrow Agreement; provided, however, that, in the event of any fraudulent or intentional misrepresentation or any fraudulent or intentional breach of any representation, warranty, covenant or agreement by NemaPharm or any Shareholder, the amount recoverable by Sequana shall not be limited to the amount of the Escrow Shares.

              (b) The right to indemnification of each party under this Article VII shall be subject to the following additional terms: No indemnification shall be payable pursuant to Section 7.3 after, and all rights to such indemnification shall terminate at the end of, the Escrow Term or two years later, as provided in Subsection 7.1 (each, the "Expiration Date"), except with respect to claims made before the respective Expiration Date but not then resolved.

              (c) No person shall have a right to recovery against any other party (or any shareholder, officer, director, employee or agent of a party) after the Effective Time for any misrepresentation or breach of any representation, warranty, covenant or agreement made in this Agreement, or in any certificate, instrument, schedule or document given by a party pursuant to this Agreement or the Escrow Agreement other than through the exercise of the indemnification rights set forth in this Article VII, which shall constitute the sole and exclusive remedy after the Closing Date for any such claim.

              (d) Notwithstanding the foregoing, in the event of any Deficiency arising under Subsection 7.3(a) above, each Shareholder shall be liable only for a percentage of such Deficiency determined by the ratio that the total number of shares of NemaPharm capital stock (on an as converted basis) held by such Shareholder immediately prior to the Closing Date bears to the aggregate number of shares of NemaPharm capital stock held by all Shareholders immediately prior to the Closing Date, and no Shareholder shall be liable for any amount in excess of the value of the shares of Sequana Common Stock allocable to him hereunder determined as of the Closing Date.

         7.5 Appointment of Representative. The Shareholders shall enter into an agreement among themselves appointing Carl D. Johnson as the representative (the "Representative") who shall have authority to act on behalf of such Shareholders with respect to the indemnity obligations set forth in this Agreement and the Escrow Agreement. The actions of a majority of the Shareholders shall be binding upon all of such Shareholders. The Representative shall in no event be liable to Sequana or any other party to the Escrow Agreement for any action taken in good faith by the Representative in the scope of performing his role hereunder or thereunder.

         7.6 Control of Actions and Proceedings. Promptly after receipt of notice of any claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and all settlement discussions, shall be by the indemnifying party and the indemnified party shall not make any payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense and all settlement discussions at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same in the exercise of reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the shareholders of NemaPharm provided that following approval of the Merger by the shareholders of NemaPharm, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2 Extension; Waiver. At any time prior to the Closing Date of the Merger, each of NemaPharm and Sequana may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

                   (a)     if to NemaPharm, to:
                           NEMAPHARM, INC.
                           100 Inman Street
                           Cambridge, MA 02139
                           Attention: Carl D. Johnson
                           Telecopy No.: (617) 876-6468
                           Telephone No.: (617) 864-6830

                           with a copy to:
                           PALMER & DODGE LLP
                           One Beacon Street
                           Boston, MA 02108
                           Attention: Matthew C. Dallett
                           Telecopy No.: (617) 227-4420
                           Telephone No.: (617) 573-0100

                   (b)     if to Sequana, to:
                           SEQUANA THERAPEUTICS, INC.
                           11099 N. Torrey Pines Rd., Suite 160
                           La Jolla, CA 92037
                           Attention: CFO
                           Telecopy No.: (619) 452-6653
                           Telephone No.: (619) 452-6550

                           with a copy to:
                           WILSON, SONSINI, GOODRICH & ROSATI, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Michael J. O'Donnell, Esq.
                           Telecopy No.:  (415) 493-6811
                           Telephone No.: (415) 493-9300

         8.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         8.6 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

         8.7 No Transfer. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.8 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         8.9 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         8.10 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         8.11 Absence of Third Party Beneficiary Rights. No provision of this Agreement or the Exhibits hereto is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, employee, partner or any party hereto or any other person or entity unless specifically provided otherwise herein or in the Exhibits hereto, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         8.12 Mutual Drafting. This Agreement is the joint product of Sequana and NemaPharm, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Sequana and NemaPharm, and shall not be construed for or against any party hereto.

         8.13 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law principles).

         IN WITNESS WHEREOF, Sequana, NemaPharm and the Shareholders of NemaPharm have caused this Agreement to be signed as an instrument under seal by their respective officers thereunto duly authorized, all as of the date first written above.

Sequana:                                    SEQUANA THERAPEUTICS, INC.


                                            By: ________________________________

                                            Title:______________________________



                                            SEQUANA MERGER SUB, INC.


                                            By: ________________________________

                                            Title:______________________________




NemaPharm:                                  NEMAPHARM, INC.

                                            By: ________________________________

                                            Title:______________________________
                                                            President



                                            By: ________________________________

                                            Title:______________________________
                                                            Treasurer

[SIGNATURE PAGE TO MERGER AGREEMENT AND PLAN OF REORGANIZATION]


SHAREHOLDERS


___________________________________         ___________________________________
Howard Goodman                              Carl D. Johnson



___________________________________         ___________________________________
H. Robert Horvitz                           Keith Johnson



___________________________________         ___________________________________
P. Yasemin vanBeuzekom                      Robert Lichtman

                                            Bank of Cross Plains
                                            f/b/o M. Noel Pratt


___________________________________         By:________________________________
Antony Stretton                             Title:_____________________________

                                            Estate of Joseph Gross


___________________________________         By:________________________________
Kurt Gilson